UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2007
Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware (State or otherjurisdiction of Incorporation)	0-27918 (Commission File Number)	13-3070826 (IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 7, 2007, Century Aluminum Company (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1, with Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated as representatives of the underwriters (collectively, the “Underwriters”) related to the public offering of 7,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) at a public offering price of $52.50 per share. The Shares were delivered against payment therefor on June 13, 2007. The underwriting agreement also grants the Underwriters a 30-day option to purchase up to an additional 1,087,500 shares of the Company’s common stock to cover over-allotments, if any.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement dated June 7, 2007

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date: June 13, 2007	By:	/s/ William J. Leatherberry
		Name:	William J. Leatherberry
		Title:	Assistant Secretary and Corporate Counsel